                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO.1)



    Filed by the Registrant (Checked box)
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            MEMBERWORKS INCORPORATED
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

     (Checked box) No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

                            MEMBERWORKS INCORPORATED
                              9 WEST BROAD STREET
                          STAMFORD, CONNECTICUT 06902

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON WEDNESDAY, NOVEMBER 17, 1999

     The 1999 Annual Meeting of Stockholders of MemberWorks Incorporated (the "Company") will be held at the Sheraton Hotel, 2701 Summer Street, Stamford, Connecticut 06905 at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect Gary A. Johnson and Dennis P. Walker as Class III Directors, to serve for a three-year term;

     2. To ratify the selection of PricewaterhouseCoopers LLP by the Board of Directors as the Company's independent auditors for the fiscal year ending June 30, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on October 7, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          James B. Duffy
                                          Secretary

Stamford, Connecticut
October 8, 1999

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            MEMBERWORKS INCORPORATED
                              9 WEST BROAD STREET
                          STAMFORD, CONNECTICUT 06902

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON WEDNESDAY, NOVEMBER 17, 1999

     This Proxy Statement and the accompanying proxy are to be mailed to holders of Common Stock, $0.01 par value per share the "Common Stock" of MemberWorks Incorporated ("the Company") commencing on or about October 8, 1999, is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on November 17, 1999 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's 1999 Annual Report to Stockholders is being mailed to stockholders concurrently with this Proxy Statement.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to the Secretary of the Company, MemberWorks Incorporated, 9 West Broad Street, Stamford, Connecticut 06902.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on October 7, 1999 the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 15,770,481 shares of Common Stock, constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The presence or representation by proxy of the holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting is required for the election of directors and the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2000.

     Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of September 15, 1999, with respect to the beneficial ownership of the Company's Common Stock by
(i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and each person nominated to become a director of the Company and (iii) each executive officer of the Company named in the Summary

Compensation Table set forth under the caption "Executive Compensation" below and (iv) all current directors and executive officers of the Company as a group:


                                                              NUMBER OF SHARES     PERCENTAGE OF
                                                                BENEFICIALLY       COMMON STOCK
                                                                  OWNED(1)        OUTSTANDING(2)
                                                              ----------------    ---------------
NAME AND ADDRESS OF BENEFICIAL OWNERS
J. & W. Seligman & Company, Inc.
  100 Park Avenue
  New York, NY 10017........................................     2,621,130             16.6%
Waddell & Reed Asset Management Co.
  6300 Lamar
  Shawnee Mission, KS 66202.................................     1,033,000              6.5%
Brown Investment Advisory & Trust Co.
  19 South Street
  Baltimore, MD 21202.......................................     1,004,417              6.4%
Geocapital II, L.P.(3)
  One Bridge Plaza
  Fort Lee, NJ 07024........................................       901,032              5.7%
Technology Crossover Ventures, L.P. (4)
  56 Main Street , Suite 210
  Millburn, New Jersey 07041                                       799,740              5.1%
DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES
Gary A. Johnson(5)..........................................     1,734,843             10.9%
Dennis P. Walker(6).........................................     1,582,275             10.0%
Stephen J. Clearman(7)......................................     1,098,422              7.0%
Alec L. Ellison(8)..........................................       924,633              5.9%
Marc S. Tesler(9)...........................................       826,740              5.2%
James B. Duffy(10)..........................................       154,763                *
David Schachne(11)..........................................       152,372                *
Laura J. Pelco (12).........................................        88,555                *
Wayne T. Gattinella (13)....................................        70,263                *
Michael R. O'Brien(14)......................................        49,600                *
All current directors and executive officers as a group
  (10 persons)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14)...........     5,781,434             35.0%


---------------
  *  Less than or equal to 1%.

 (1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Any reference in the footnotes below to stock options held by the person in question relates to stock options that are currently exercisable or exercisable within 60 days after September 15, 1999.


 (2) Calculated by taking the named persons' beneficial ownership as disclosed above as a percentage of the total number of shares outstanding of 15,772,194 as of September 15, 1999 plus any shares subject to options held by the person in question that are currently exercisable or exercisable within 60 days after September 15, 1999.

 (3) Consists of 901,032 shares of Common Stock held of record by Geocapital II, L.P., which is part of an affiliated group of entities and individuals referred to, collectively, as Geocapital.

 (4) Consists of an aggregate of 772,460 shares of Common Stock and 27,280 shares issuable upon the exercise of warrants held of record by Technology Crossover Ventures, L.P., Technology Crossover Ventures, C.V., TCV II, V.O.F., Technology Crossover Ventures II, L.P., TCV II (Q), L.P., TCV II Strategic Partners, L.P. and Technology Crossover Ventures II, C.V. (collectively the "TCV Entities").

 (5) Includes 177,343 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1999. Includes 54,000 shares held in trust for the benefit of Mr. Johnson's children. Mr. Johnson disclaims beneficial ownership of such shares.

 (6) Includes 76,275 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1999. Includes 169,665 shares held in trust for the benefit of Mr. Walker's children and 555,000 shares held by Mr. Walker's wife. Mr. Walker disclaims beneficial ownership of such shares.

 (7) Includes 18,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1999. Mr. Clearman is a general partner of Geocapital II, L.P. and, as such, may be deemed to be the beneficial owner of shares held by Geocapital. Mr. Clearman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Geocapital.


 (8) Includes 9,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1999. Mr. Ellison is a Managing Director of Broadview International LLC, an affiliate of Geocapital II, L.P. and, as such, may be deemed to be the beneficial owner of shares held by Geocapital. Mr. Ellison disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Geocapital.


 (9) Includes 27,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1999. Mr. Tesler is an affiliate of the TCV Entities and, as such, may be deemed to be the beneficial owner of shares held by the TCV Entities. Mr. Tesler disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such entities.

(10) Includes 136,763 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1999.

(11) Includes 111,910 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1999.

(12) Includes 77,160 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1999.

(13) Includes 67,263 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1999.

(14) Includes 27,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1999.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. The Board currently consists of two Class I directors, whose terms expire at the 2000 Annual Meeting of Stockholders, two Class II directors, whose terms expire at the 2001 Annual Meeting of Stockholders and two Class III directors whose terms expire at the 1999 Annual Meeting of Stockholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Gary A. Johnson and Dennis P. Walker as Class III directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. The Company has no nominating committee, and all nominations are made by the Board of Directors. Each nominee has indicated his willingness to serve, if elected, but if any nominee should be unable to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
NOMINEES.

     Set forth below are the name, age and certain other information with respect to each director and nominee for director of the Company.

CLASS I DIRECTORS

     Marc S. Tesler, 53, has been a director of the Company since January 1996. Since July 1995, he has been a member of the general partner of Technology Crossover Ventures, L.P., a private partnership specializing in information technology investments. From 1982 to June 1995, Mr. Tesler served in various positions at Chancellor Capital Management, an investment management firm, most recently as head of its Alternative Asset Management Group. Mr. Tesler received his B.S. from the University of Massachusetts and his M.B.A. from New York University.


     Alec L. Ellison, 36, has been a director of the Company since 1989. Mr. Ellison has been affiliated with Broadview International LLC, an investment bank, since 1988 and has served as Managing Director since 1992. Prior to 1988, Mr. Ellison was affiliated with the Technology and Emerging Growth Group of Morgan Stanley & Co. Incorporated, an investment banking firm. Mr. Ellison holds a B.A. from Yale University and an M.B.A. from Harvard Business School, where he was a Baker Scholar.


CLASS II DIRECTORS

     Stephen J. Clearman, 48, has been a director of the Company since 1989. Since 1984, Mr. Clearman has been a general partner of Geocapital Partners, a venture fund he co-founded. Mr. Clearman received a B.A. from Haverford College, an M.S. from Columbia University and a J.D. from Harvard Law School. Mr. Clearman is also a director of Expert Software, Inc. and World Access, Inc., formerly Restor Industries, Inc.

     Michael R. O'Brien, 56, has been a director of the Company since June 1996. Mr. O'Brien founded Catalina Marketing Corporation ("Catalina"), a direct marketing company, in 1983, and served as Catalina's President until 1989 and as its Chairman of the Board and Chief Executive Officer until 1992. Since 1992, Mr. O'Brien has been Chairman Emeritus of, and a consultant to, Catalina. Prior to founding Catalina, Mr. O'Brien was President of TRIM, Inc., a marketing research and information company specializing in the utilization of scanner data. Previously, he held various sales management positions with several consumer product manufacturers, including the Liggett Group, Inc. Mr. O'Brien received a B.A. from the University of Kansas.

NOMINEES FOR CLASS III DIRECTORS

     Gary A. Johnson, 44, a co-founder of the Company, has served as President and Chief Executive Officer and a director of the Company since its inception in 1989. From 1987 to 1989, Mr. Johnson founded and served as President of American Target Group Marketing, a marketer of membership services for magazine publishers. From 1983 to 1987, Mr. Johnson was Vice President of New Product Development and Marketing of CUC International, Inc., a membership program services marketing firm. From 1981 to 1983, Mr. Johnson was a Marketing Director of the Marketing Consulting Division of General Electric. Mr. Johnson received a B.S. from Tufts University and an M.B.A. from Harvard Business School.

     Dennis P. Walker, 54, a co-founder of the Company, has served as Executive Vice President and a director of the Company since its inception in 1989. Prior to co-founding the Company, Mr. Walker founded and served as President of Walker Enterprises, a direct marketing and credit card merchandising business from 1978 to 1988. Mr. Walker received a B.A. from the University of Nebraska.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareowners are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1999 and upon a review of Forms 5 and amendments thereto furnished to the Company with respect to fiscal 1999, or upon written representations received by the Company from certain reporting persons that no Forms 5 were required for those persons, the Company believes that no director, executive officer or greater-than-ten-percent shareholder failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal 1999, except the following: (i) Mr. Wayne T. Gattinella, an officer of the Company, who inadvertently failed to file on a timely basis a Form 3 upon his appointment as an officer of the Company, and
(ii) Ms. Laura J. Pelco, an officer of the Company, who inadvertently failed to file on a timely basis (a) a Form 3 upon her appointment as an officer of the Company and (b) a Form 4 with respect to exercises of options to purchase shares of Common Stock on August 5, 1998 and February 22, 1999.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's internal accounting control policies and procedures, the performance of the Company's independent auditors in the annual audit and auditors' fees; considers and recommends the selection of the Company's independent auditors; reviews and approves any major accounting policy changes affecting the Company's operating results and provides the opportunity for direct contact between the Company's independent auditors and the Board of Directors. The Company's consolidated financial statements are currently audited by PricewaterhouseCoopers LLP. The Audit Committee met twice during fiscal 1999. The current members of the Audit Committee are Messrs. Clearman, O'Brien and Tesler.

     The Company has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company and administers and has authority to grant stock options under the Company's 1996 Stock Option Plan, 1995 Executive Officers Stock Option Plan and the 1995 Non-Employee Directors Stock Option Plan to all employees, directors and officers of the Company, including those persons who are required to file reports pursuant to Section 16(a) of the Exchange Act. The Compensation Committee also administers the Company's Amended 1990 Stock Option Plan and the Company's 1996 Employee Stock Purchase Plan. The Compensation Committee met two times during fiscal 1999. The current members of the Compensation Committee are Messrs. Clearman, Ellison and Tesler.

     The Board of Directors held six meetings during fiscal 1999. No director attended fewer than 75% of the meetings of the Board of Directors or committee meetings on which the director served during the period of his service as a director.

DIRECTOR COMPENSATION AND STOCK OPTIONS

     The Company's directors do not receive any compensation for their services on the Board of Directors or any committee thereof however, they are reimbursed for expenses incurred in connection with their attendance at Board or committee meetings. The non-employee directors (which consist of Messrs. Clearman, Ellison, Tesler and O'Brien) have received options to purchase shares of Common Stock pursuant to the 1995 Non-Employee Director Stock Option Plan.

EXECUTIVE COMPENSATION

  Summary of Compensation

     The following table sets forth certain compensation information for the fiscal years indicated, of the Company's Chief Executive Officer and the Company's five most highly compensated executive officers other than the Chief Executive Officer whose cash compensation exceeded $100,000 during the fiscal year ended June 30, 1999 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL           LONG-TERM
                                                COMPENSATION(1)      COMPENSATION
                                               ------------------    ------------
                                                                      SECURITIES
                                                                      UNDERLYING        ALL OTHER
                                     FISCAL    SALARY      BONUS       OPTIONS         COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR       ($)        ($)      (SHARES)(2)           ($)
    ---------------------------      ------    -------    -------    ------------      ------------
Gary A. Johnson....................   1999     300,000    180,000       90,570             --
  President and Chief                 1998     265,000    132,500       21,000             --
  Executive Officer                   1997     240,000     96,000       75,000             --
Dennis P. Walker...................   1999     230,000     96,000       14,700             --
  Executive Vice President            1998     230,000         --       10,000(4)          --
                                      1997     209,362         --       63,200(3)(4)       --
James B. Duffy.....................   1999     275,000    137,500       59,050             --
  Senior Vice President               1998     234,000    125,000       14,000             --
  and Chief Financial Officer         1997     200,000    100,000       14,000             --
David Schachne.....................   1999     234,000    175,000       53,240             --
  Senior Vice President               1998     200,000     75,000       14,000             --
  New Business Development            1997     175,000     60,000       50,000             --
Wayne T. Gattinella................   1999     275,000    137,500      269,050(5)          --
  Senior Vice President
  Marketing
Laura J. Pelco.....................   1999     220,000    143,750       48,240(6)          --
  Senior Vice President
  Sales

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constitute less than the lesser of $50,000 or ten percent of the total salary and bonus reported for the executive officer during the fiscal years ended June 30, 1999, 1998 and 1997.

(2) The Company did not grant any restricted stock awards or stock appreciation rights during the year ended June 30, 1999. The Company does not have any long-term incentive plans.

(3) Includes options granted pursuant to an agreement between the Company and Mr. Walker whereby the Company was required to grant options to purchase up to 144,000 shares of Common Stock to Mr. Walker for achievement of certain performance goals prior to December 31, 1996. These options become exercisable over a four-year period, one quarter of such options vesting each 12 months commencing on the last day of the first 12-month period after the date of grant, at an exercise price of $2.78 per share. Mr. Walker was granted options to purchase 14,400 shares pursuant to this agreement in each of April, October, November and December of 1996.

(4) Also includes options granted pursuant to an agreement between the Company and Mr. Walker whereby the Company was required to grant options to purchase Common Stock to Mr. Walker for achievement of certain performance goals prior to December 31, 1997. These options become exercisable over a four-year period, one quarter of such options vesting each 12 months commencing on the last day of the first 12-month period after the date of grant, at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Mr. Walker was granted options to purchase 15,000 shares pursuant to this agreement in May 1997 and 5,000 shares pursuant to this agreement in August 1997.

(5) Mr. Gattinella joined the Company in February 1998. Mr. Gattinella was elected as an executive officer during fiscal 1999.

(6) Ms. Pelco joined the Company in 1993. Ms. Pelco was elected as an executive officer during fiscal 1999.

  Option Grants

     The following table sets forth certain information concerning option grants during the fiscal year ended June 30, 1999 to the Named Executive Officers and the number and value of the unexercised options held by such persons on June 30, 1999:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                        ------------------------------------------------------        VALUE AT ASSUMED
                         NUMBER OF      PERCENT OF                                    ANNUAL RATES OF
                        SECURITIES     TOTAL OPTIONS                              STOCK PRICE APPRECIATION
                        UNDERLYING      GRANTED TO      EXERCISE                    FOR OPTION TERM (1)
                          OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION    ------------------------
         NAME           GRANTED (#)     FISCAL YEAR      ($/SH)        DATE         5% ($)       10% ($)
         ----           -----------    -------------    --------    ----------    ----------    ----------
Gary A. Johnson.......     43,334           3.2%         15.00       8/27/08        408,788     1,035,949
                            6,666           0.5%         16.50       8/27/08         52,884       149,359
                           40,570           3.0%         17.75       10/8/08        452,878     1,147,682
Dennis P. Walker......     10,000           0.7%         15.00       8/27/08         94,334       239,061
                            4,700           0.3%         17.75       10/8/08         52,466       132,958
James B. Duffy........     30,000           2.2%         15.00       8/27/08        283,003       717,184
                           29,050           2.2%         17.75       10/8/08        324,282       821,793
David Schachne........     30,000           2.2%         15.00       8/27/08        283,003       717,184
                           23,240           1.7%         17.75       10/8/08        259,425       657,435
Wayne T. Gattinella...    240,000          17.9%         15.00       8/27/08      2,264,021     5,737,473
                           29,050           2.2%         17.75       10/8/08        324,282       821,793
Laura J. Pelco........     25,000           1.9%         15.00       8/27/08        235,835       597,653
                           23,240           1.7%         17.75       10/8/08        259,425       657,435

---------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. This table does not take into account any appreciation or depreciation in the price of the Common Stock to date. Actual gain, if any, on stock option exercises will depend on future performance of the Common Stock and the date on which the options are exercised. Values shown are net of the option exercise price, but do not include deductions for tax or other expenses associated with the exercise.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information concerning each exercise of a stock option during the fiscal year ended June 30, 1999 by each of the Named Executive Officers, and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 1999:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF
                                                                  SECURITIES               VALUE OF
                                                                  UNDERLYING              UNEXERCISED
                                                             UNEXERCISED OPTIONS         IN-THE-MONEY
                                                                  AT FISCAL            OPTIONS AT FISCAL
                               SHARES                            YEAR-END (#)           YEAR-END ($)(1)
                            ACQUIRED ON        VALUE             EXERCISABLE/            EXERCISABLE/
           NAME             EXERCISE (#)    REALIZED ($)        UNEXERCISABLE            UNEXERCISABLE
           ----             ------------    ------------    ----------------------    -------------------
Gary A. Johnson...........         --               --       126,000 / 168,570        2,992,313/2,724,322
Dennis P. Walker..........         --               --        61,100 / 58,100         1,448,355/1,176,395
James B. Duffy............         --               --       118,500 / 100,051        2,839,140/1,739,757
David Schachne............         --               --        91,500 / 83,340         2,175,804/1,236,582
Wayne T. Gattinella.......         --               --          --/ 269,050              --/3,686,813
Laura J. Pelco............      6,300          175,556        58,500 / 76,740         1,284,151/1,126,749

---------------
(1) The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the last per share sale price of the Company's Common Stock on the Nasdaq National Market on June 30, 1999 ($29.00).

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company entered into an agreement with Mr. Walker whereby the Company was required to grant options to purchase up to 144,000 shares of Common Stock to Mr. Walker for achievement of certain performance goals. Specifically, the Company was obligated to grant an option to purchase 14,400 shares of Common Stock for each new client, from a selected list of ten prospective large clients, he obtained for the Company prior to December 31, 1996. These options become exercisable over a four-year period, one quarter of such options vesting each 12 months commencing on the last day of the first 12-month period after the date of grant, at an exercise price of $2.78 per share. Pursuant to this agreement, Mr. Walker was granted options to purchase 57,600 shares of Common Stock.

     The Company subsequently entered into a second agreement with Mr. Walker whereby the Company is required to grant options to purchase Common Stock to Mr. Walker for achievement of certain performance goals prior to December 31, 1997. These options become exercisable over a four-year period, one quarter of such options vesting each 12 months commencing on the last day of the first 12-month period after the date of grant, at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Pursuant to this agreement, Mr. Walker was granted options to purchase 20,000 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of the closing of the Company's initial public offering in October 1996, the Company adopted a policy that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors, and (ii) be on terms that are no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, the policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.


     During fiscal 1999 the Company paid Broadview International, LLC $271,000 for services rendered during the year.

     For a description of option grants to certain executive officers of the Company, see "Executive Compensation -- Option Grants."

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently composed of three non-employee directors, Stephen J. Clearman, Alec L. Ellison and Marc S. Tesler. The Compensation Committee is responsible for establishing and administering the policies that govern both annual compensation and performance-based equity ownership of the Company's executive officers.

     This report is submitted by the Compensation Committee and addresses the Company's policies for 1999 as they apply to the Named Executive Officers.

  Policies and Philosophy

     The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with stockholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term ownership opportunities in the Company in an attempt to align executive and stockholder interests.

     In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and stock option grants, the Compensation Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic marketing, distribution and development alliances, product development and enhancement of the Company's strategic position, as well as on the Company's overall financial performance.

  Executive Compensation in Fiscal 1999

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace; (ii) bonus grants; and (iii) stock-based equity incentive in the form of participation in the 1996 Stock Option Plan, the 1995 Executive Officers' Stock Option Plan and the 1996 Employee Stock Purchase Plan. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Compensation Committee believes that bonuses based on both corporate and individual performance provide incentives to its executive officers that align their interests with those of the Company as a whole. The Compensation Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary level, bonuses and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as development or sales, and the overall performance of the Company.

     In determining the salary and bonuses of each executive officer, including the Named Executive Officers, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the Company's long-term needs and goals, including attracting and retaining key management personnel, (iii) the Company's competitive position, including data on the payment of executive officers at comparable companies that are familiar to members of the Compensation Committee and (iv) the Company's financial performance measured versus financial targets approved by the Board of Directors and Compensation

Committee. The companies used by the Compensation Committee to compare executive compensation are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of its executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

     Stock option grants made pursuant to the Amended 1990 Stock Option Plan, the 1995 Executive Officers' Stock Option Plan and the 1996 Stock Option Plan in the fiscal year ended June 30, 1997 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's Common Stock. Such grants, as a result of vesting arrangements applicable to such stock options, also serve as a means of retaining these individuals. In making stock option grants to executives, the Compensation Committee considers a number of factors, including the performance of the executive, the responsibilities of the executive, and the executive's current stock or option holdings.

  Benefits

     The Company's executive officers are entitled to receive medical benefits and life insurance benefits and to participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. The Company's 1996 Employee Stock Purchase Plan, which is available to virtually all employees, including certain executive officers and directors who are employees, allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

  Compensation of the Chief Executive Officer in Fiscal 1999

     The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company -- to provide a competitive compensation opportunity that rewards performance.

     During fiscal 1999, Mr. Johnson served as President and Chief Executive Officer of the Company and was paid a base salary of $300,000 and a bonus of $180,000. The Compensation Committee established Mr. Johnson's base salary at a level considered by the Compensation Committee to be in the middle third of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. Mr. Johnson was also granted options to purchase 6,666 shares of Common Stock at an exercise price of $16.50 per share, 43,334 shares of Common Stock at an exercise price of $15.00 per share and 40,570 shares of Common Stock at an exercise price of $17.75 per share under the 1996 Stock Option Plan.

  Compliance with Section 162(m) of the Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows tax deductions to publicly-traded corporations for compensation over $1,000,000 paid to the corporation's Chief Executive Officer or any of its other five most highly compensated executive officers. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The Company currently intends to structure the compensation arrangements of its executive officers in a manner that will avoid disallowances under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Stephen J. Clearman
                                          Alec L. Ellison
                                          Marc S. Tesler

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company during the period from October 18, 1996 (the date on which the Company's Common Stock began trading on the Nasdaq National Market) to June 30, 1999 with the cumulative total return over the same period of (i) the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) the Dow Jones Consumer Non-Cyclical Index for the Consumer Services sector (the "Dow Jones Non-Cyclical Index"). This comparison assumes the investment of $100 on October 18, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Dow Jones Non-Cyclical Index and assumes dividends, if any, are reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
[STOCK PERFORMANCE GRAPH]

                                                                                                         DOW JONES NON-CYCLICAL
                                                MEMBERWORKS INCORPORATED     NASDAQ COMPOSITE INDEX               INDEX
                                                ------------------------     ----------------------      ----------------------
'October 18, 1996'                                       100.00                      100.00                      100.00
'June 30, 1997'                                           94.85                      116.09                      118.97
'June 30, 1998'                                          189.71                      152.95                      155.66
'June 30, 1999'                                          170.59                      218.34                      299.80

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1990. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                             SOLICITATION EXPENSES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

                            STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Stamford, Connecticut not later than June 20, 2000 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          James B. Duffy
                                          Secretary
October 8, 1999

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                           MEMBERWORKS INCORPORATED

              PROXY FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD WEDNESDAY, NOVEMBER 17, 1999

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                  AND SHOULD BE RETURNED AS SOON AS POSSIBLE

    The undersigned having received notice of the 1999 Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Gary A. Johnson and James B. Duffy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the 1999 Annual Meeting of Stockholders of MEMBERWORKS INCORPORATED (the "Company") to be held on Wednesday, November 17, 1999 at 9:00 a.m., local time, at the Sheraton Hotel, 2701 Summer Street, Stamford, Connecticut 06905, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

    In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

               Please Detach and Mail in the Envelope Provided

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                                FOR BOTH NOMINEES
                        (EXCEPT AS MARKED BELOW) WITHHOLD

1. To elect the
   following nominees for
   director (except as marked below):      [ ]         [ ]

   Nominees: Gary A. Johnson
             Dennis P. Walker

(Instruction: To withhold a vote for an individual nominee, write the name of
such nominee in the space provided below.   Your shares will be voted for the
remaining nominees.)

                                            FOR        AGAINST    ABSTAIN

2. To ratify the appointment of
   PricewaterhouseCoopers LLP as the
   Company's independent public auditors
   for the current year.                   [ ]         [ ]        [ ]

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" BOTH DIRECTOR NOMINEES AND "FOR" PROPOSALS NUMBER 2.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

    A VOTE "FOR" BOTH DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL NUMBER 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE FOR ADDRESS                     MARK HERE IF YOU PLAN TO
CHANGE AND NOTE AT LEFT   [ ]              ATTEND THE MEETING     [ ]

Signature                           Signature if held jointly
          ---------------------                               ----------------

Dated                 , 1999
      ----------------


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT
      OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.